Exhibit 99.1

NEWS RELEASE

Contacts:	Perry T. Massie, Chief Executive Officer
William A. Owen, Chief Financial Officer
951.699.4749

Angie Yang/Roger Pondel
PondelWilkinson Inc.
Corporate & Investor Relations
310.279.5980
investor@pondel.com

CABLE INDUSTRY PIONEER ROGER WERNER NAMED CHIEF EXECUTIVE OFFICER

OF THE OUTDOOR CHANNEL

-- Experience Includes Serving as Chief Executive of ESPN

and Creator of Speedvision (now Speed Channel) and Outdoor Life Network (now Versus) –

Temecula, California – October 17, 2006 – Outdoor Channel Holdings, Inc. (NASDAQ: OUTD) today announced that cable industry pioneer Roger L. Werner, Jr., has joined the management team of the company and its national television network, The Outdoor Channel.  Werner was named president of the company and chief executive officer of the Channel.  In addition, he was appointed as a director of the company, increasing the board to eight members.  Effective November 10, 2006, Werner will also assume the role of chief executive officer of the company.  Perry T. Massie, who had been serving as president, chief executive officer and chairman of the board of the company and co-president of The Outdoor Channel, will continue to serve as chairman of the board.

“I am greatly honored to have such a proven industry veteran as Roger Werner joining our team,” said Massie.  “With Roger’s successful background establishing networks targeted at men and the outdoor sports enthusiast, I truly believe he is the right person to lead our company to the next phase of growth.  On behalf of our board of directors, I welcome Roger to the management team and look forward to working closely and collaboratively with him.”

“I am very excited to have the opportunity to work with The Outdoor Channel,” Werner said.  “Perry and his team have firmly established the Channel as a leader in the adventure sports programming industry, and I respect the team’s outstanding achievements to date.  I don’t underestimate the challenges The Outdoor Channel faces as an independent television network and fully intend to build on the company’s strengths by immediately focusing on product improvement and accelerated growth in the subscriber base.”

Werner, 56, began his career in the television programming industry in 1979 serving ESPN as a consultant with international management firm, McKinsey & Company.  After helping ESPN formulate and implement the network’s original strategic and operational plans, he was named ESPN’s chief operating

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officer in 1982.  During his six-years at this post, ESPN became the world’s largest and most profitable cable television network.  Werner’s team pioneered award-winning SportsCenter news programming, cable’s first NFL coverage, exclusive NASCAR coverage, international events, including the America’s Cup, and the development of sports networks in many international markets.  After a brief tenure as executive vice president of the ABC Television Network Group, Werner rejoined ESPN from 1988 to 1990 as president and chief executive officer.

Werner then joined forces with cable pioneer Bill Daniels to help develop several regional sports networks, including Los Angeles-based Prime Ticket, now Fox Sports West, which became one of America’s largest and most valuable regional sports networks.  He simultaneously launched America’s first Spanish language sports network, La Cadena Deportiva, now Fox Sports Americas, and managed Daniels’ partnership interest with TCI in an additional five regional markets.  After the successful sale of these networks, Werner, in partnership with investors, Cox, Comcast and MediaOne, began developing Speedvision (now Fox’s Speed Channel) and Outdoor Life Network (now Versus) as the networks’ president and chief executive officer from 1995 to 2001.

Werner is a former board member of the National Cable Television Association and a past recipient of the Cabletelevision Advertising Bureau’s President’s Award.  He received his masters of business administration degree from the Darden School at the University of Virginia and his bachelor of arts degree from Trinity college in Hartford, Connecticut.

Thomas Bahnson (Bahns) Stanley, lead independent director and a member of the audit committee and compensation committee of Outdoor Channel Holdings, said, “I have known Roger for 30 years, on a personal and professional basis.  Having also been associated with the development and growth of some of today’s most recognized networks, I hold tremendous regard for his achievements at ESPN, Speedvision and Outdoor Life Network.  His direct experience is a perfect match for The Outdoor Channel, and his deep understanding of the cable industry made the board’s decision an easy one.  The Board has complete confidence in Roger’s capabilities, and we are fortunate to welcome a professional of his caliber to lead the continued growth of The Outdoor Channel.”

“The company has experienced tremendous growth since my family founded the Channel in 1993,” Massie said.   “I have thoroughly enjoyed working shoulder to shoulder with Andy Dale over the years and would like to thank him for his loyal and dedicated service.  Andy’s leadership over the last eight years has been instrumental in bringing us to this point, and he will always be a part of The Outdoor Channel heritage.”

About Outdoor Channel Holdings, Inc.

Outdoor Channel Holdings, Inc. owns and operates The Outdoor Channel, a national television network dedicated to providing traditional outdoor programming to America’s 82 million anglers, hunters and outdoor enthusiasts.  The Outdoor Channel features approximately 100 weekly programs featuring hunting, fishing and shooting sports, as well as off road motor sports and other related lifestyle programming.  Nielsen

Media Research estimates The Outdoor Channel’s universe, through a combination of cable and satellite dish subscribers, to be approximately 28.2 million homes for October 2006.  The Company also owns and operates related businesses that serve the interests of viewers of The Outdoor Channel and other outdoor enthusiasts, including Outdoor Channel 2 HD, LDMA-AU, Inc. (Lost Dutchman’s) and Gold Prospector’s Association of America, LLC (GPAA).

Safe Harbor Statement

The information contained in this news release may include forward-looking statements. The company’s actual results could differ materially from those discussed in any forward-looking statements. The statements contained in this news release that are not historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. We intend that such forward-looking statements be subject to the safe-harbor provisions contained in those sections. Such forward-looking statements relate to, among other things, product improvement and accelerated growth in the channel’s subscriber base.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

These statements involve significant risks and uncertainties and are qualified by important factors that could cause our actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to (1) our ability to increase our subscriber base; (2) our abililty to manage growth and/or changes in management; (3) the methodology used by third parties to estimate the subscriber base of, and the ratings of programs on, The Outdoor Channel, or inaccuracies in such estimates; (4) the placement of The Outdoor Channel in unpopular or more expensive packages; (5) the risk of cable and satellite service providers discontinuing carriage of The Outdoor Channel; (6) consolidation of service providers; (7) our ability to secure and retain national advertising accounts; (8) our ability to develop or distribute popular shows on The Outdoor Channel; and (9) costs associated with producing and acquiring programming, as well as other factors.  In assessing forward-looking statements contained herein, you are urged to read carefully all cautionary statements contained in our filings with the Securities and Exchange Commission. For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements in Section 27A of the Securities Act and Section 21E of the Exchange Act.

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